UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2007
SANGAMO BIOSCIENCES, INC.

(Exact name of registrant specified in its charter)

Delaware	000-30171	68-0359556

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Canal Blvd, Suite A100, Richmond, California	94804

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(510) 970-6000

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 18, 2007, Sangamo BioSciences, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent. In accordance with the terms of the Agreement, the Company may issue and sell up to 3,000,000 shares of its common stock, $0.01 par value per share (“Common Stock”), from time to time through Cantor Fitzgerald & Co. Sales of Common Stock pursuant to the Agreement, if any, will be “at-the-market offerings” as defined in Rule 415 of the Securities Act of 1933, as amended. The compensation payable to Cantor Fitzgerald & Co. will be equal to 5.0% of the gross proceeds from the sale of Common Stock pursuant to the terms of the Agreement.
     The preceding description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits. The following documents are filed as exhibits to this report:

5.1	Opinion of Morgan, Lewis & Bockius LLP
10.1	Sales Agreement by and between Sangamo Biosciences, Inc. and Cantor Fitzgerald & Co., dated May 18, 2007.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.
Date: May 18, 2006	By:	/s/ Greg S. Zante
		Name:	Greg S. Zante
		Title:	Vice President, Finance & Administration